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                                 THIRD AMENDMENT
                                       TO
                          EAGLE HARDWARE & GARDEN, INC.
                             RETIREMENT SAVINGS PLAN

     Pursuant to Section 8.1 of the Eagle Hardware & Garden, Inc. Retirement Savings Plan ("Plan"), Section 8.1 of such Plan is hereby amended by adding the following additional paragraph:

          Any amendment to (including a termination of) the Plan by the Employer shall be made only pursuant to action of the Board of Directors of the Employer ("Board") in accordance with the Board's normal procedures and evidenced in writing. Upon such action by the Board and execution of an instrument of amendment by the Employer, the Plan shall be deemed amended as of the date specified as the effective date by such Board action and as provided in the instrument of amendment. If no effective date is specified, the amendment shall be effective as of the date of the Board action. The effective date of any amendment may be before, on, or after the date of such Board action.

          Any amendment to the Plan by the Committee shall be made by written instrument of amendment executed on behalf of the Committee, pursuant to Committee action in accordance with Section 2.11. The Plan shall be deemed amended as of the date specified as of the effective date in the instrument of amendment.


          EXECUTED this 7th day of June, 1994.


                                   COMMITTEE


                                   By: /s/ Myron Kirkpatrick
                                       --------------------------
                                       Myron Kirkpatrick


                                   By: /s/ John Foucrier
                                      ---------------------------
                                      John Foucrier